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                                                                    EXHIBIT 99.1

[CONCENTRA GRAPHIC APPEARS HERE]


           Contacts: Daniel J. Thomas              Thomas E. Kiraly
                     President and                 Executive Vice President and
                     Chief Executive Officer       Chief Financial Officer
                     (972) 364-8111                (972) 364-8217


          CONCENTRA COMPLETES THE ACQUISITION OF HEALTH NETWORK SYSTEMS

         ADDISON, Texas, November 12, 2001 - Concentra Operating Corporation ("Concentra") today announced that it has successfully completed its acquisition of Health Network Systems LLP ("HNS"). HNS was acquired to expand Concentra's network management and bill re-pricing services for group health plans.

         "We have consistently focused on increasing our services in the group medical arena and we believe that our acquisition of HNS will enable us to significantly expand this strategic area of our business," said Daniel Thomas, President and Chief Executive Officer of Concentra. "Our previous partnership with HNS clearly demonstrated the complementary nature of offering their network management and bill re-pricing services in conjunction with our out-of-network bill review capabilities. By bringing our companies together, we believe that our combined service offering will provide clear benefits to our customer base and will contribute to increasing growth in this segment of our Network Services business."

         Since its formation in 1999, HNS has rapidly gained recognition in the marketplace for its unique and effective bill re-pricing and network management systems. To offer broad-based network coverage, group health plans are required to manage extensive provider data and re-price provider bills to comply with contracted rates. HNS provides systems and services which improve the quality and accuracy of provider data and the re-pricing of bills.

         Prior to the acquisition of HNS, Concentra has offered a variety of "out-of-network" services in the group health marketplace. Through the use of these services, medical plans improve the discounts they receive for providers services, either prior to, or after, their reimbursement of the provider. Through a joint-marketing agreement with HNS, Concentra has previously tested the benefits of combining its out-of-network services with the data management capabilities of HNS and has found that the combined services complement one another and have contributed to greater opportunities for growth in this market. These findings led to Concentra's decision to pursue the acquisition of HNS.

         Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.
                                     -MORE-

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Concentra Completes HNS Acquisition
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November 12, 2001



         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

                                      -END-